FINDERS FEE AGREEMENT

        THIS AGREEMENT (this "Agreement") is made and entered into as of May 19, 1999 by and between Internet Golf Association, Inc., a Nevada corporation ("IGA"), and Internet Golf Advertising Corp.
("Finder").

                               RECITALS

        A. IGA is currently seeking financing pursuant to a private placement (the "Financing");

        B.      Finder desires to assist IGA, and IGA desires
Finder's assistance, in the location of Financing upon the terms and conditions set forth herein.

        NOW, THEREFORE, the parties hereto agree as follows:

        1. Private Placement Financing. IGA hereby agrees to compensate Finder by paying a cash finders fee equal to ten percent (10%) of the amount (the "Compensation") for Financing attributable to introductions provided by Finder in accordance with the provisions of this Agreement. The Compensation due hereunder shall be paid to Finder on the closing date with respect to introductions provided by Finder.

        2. Representations and Warranties of Finder. Finder represents and warrants to and agrees with IGA that:

         (a) This Agreement has been duly authorized, executed and delivered by Finder. This Agreement constitutes the valid, legal and binding obligation of Finder, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally; and

         (b) The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which Finder is party, or violate any order, applicable to Finder, of any court or federal or state regulatory body or administrative agency having jurisdiction over Finder or over any of its property, and will not conflict with or violate the terms of Finder's current employment.

         (c) Finder acknowledges that potential investors must meet certain suitability standards and that IGA has the unqualified right to refuse any investor and/or investment at its discretion. Finder will be entitled to Compensation only for investors and/or investments which are accepted by IGA and subsequently consummated.

        3. Representation, Warranties, Covenants and Agreements of IGA. IGA represents, warrants, covenants to and agrees with Finder that:

         (a) This Agreement has been duly authorized, and executed by IGA. This Agreement constitutes the valid, legal and binding obligation of IGA, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

         (b) During the course and in the context of any offering in connection with the Financing, IGA will not make any untrue statements of material fact or omit to state a material fact necessary in order to make any statement, in light of the circumstances under which it is made, not misleading.

         (c) There is not now pending or, to the knowledge of IGA, threatened, any action, suit or proceeding to which IGA is a party before or by any court or governmental agency or body which might result in a material adverse change in the financial condition of IGA. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of the terms or conditions of, or constitute a default under, any statute, indenture, mortgage or other material Agreement or instrument to which IGA is a party, or violate any order, applicable to IGA, or governmental agency having jurisdiction over IGA or over any of his property.

        4. Parties. This Agreement shall inure to the benefit of and be binding upon IGA and Finder, and their respective affiliates, officers, directors, registered representatives, employees and persons who control or are under the control of IGA and Finder and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement.

        5. Attorney's Fees. If either party fails to perform any of its obligations hereunder, or if a dispute arises concerning the meaning of interpretation of any provision of this Agreement, the defaulting party or the party not prevailing such in dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights under, including, without limitation, court costs and reasonable attorneys' fees.

        6. Governing Law and Supersession. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California and shall supersede any previous agreements, written or oral, expressed or implied, between the parties relating to the subject matter hereof.

        7. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given when delivered personally or by facsimile or three (3) days after being mailed by first class registered or certified mail, return receipt requested, properly addressed to IGA and to Finder at the following addresses:

     If to IGA:       Internet Golf Association, Inc.
                      24921 Dana Point Harbor Drive
                      Suite B200
                      Dana Point, CA 92629
                      Attn: Vince Castagnola, President
                      Facsimile (949) 493-0651

     with a copy to:  The Law Offices of M. Richard Cutler
                      610 Newport Center Drive, Suite 800
                      Newport Beach, CA 92660
                      Attn: M. Richard Cutler, Esq.
                      Facsimile (949) 719-1988

     If to Finder:    Internet Golf Advertising Corp.
                      _______________________________
                      _______________________________
                      Attn: James Wabel
                      Facsimile (____) _________________

        Any party may change its address for receiving notices hereunder by written notice to the other parties.

        8.      No Partnership; Survival or Representations.
Nothing herein contained shall be construed to constitute an association, partnership, unincorporated business or any other entity between IGA and Finder.

        9. Validity of Agreement. The invalidity of any portion of this Agreement shall not affect the validity of the remainder thereof.

        10. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter of this Agreement. No amendment or addition to, or modification of, any provision contained in this Agreement shall be effective unless fully set forth in writing signed by all of the parties hereto.

        11. Further Assurances. Each of the parties hereto agrees on behalf of such party, his, her or its successors and assigns, that such party will, without further consideration, execute, acknowledge and deliver such other documents and take such other action as may be necessary or convenient to carry out the purposes of this Agreement.

        12. Assignment. This Agreement and the rights and obligations created hereunder may not be assigned, transferred pledged, or hypothecated in any manner by either of the parties hereto, whether voluntarily or by operation of law, without the prior written consent of the other party. Any attempt assignment, transfer, pledge, hypothecation, or other disposition of this Agreement in a manner contrary hereto shall be null and void and without force or effect.

        13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same
Agreement.


        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


"IGA"                            "Finder"


Internet Golf Association, Inc.          Internet Golf Advertising
Corp.

/s/  Vince Castagnola                     /s/  James Wabel
______________________________           ___________________________

By:     Vince Castagnola                 By:    James Wabel
Its:    President                        Its:   _____________________